Exhibit 4.9

SECOND AMENDMENT

TO

8% SENIOR SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE(S)

SECOND AMENDMENT (this “Second Amendment”), dated as of December ___, 2023, to the 8% Senior Subordinated Secured Convertible Promissory Note(s) issued as of April 8, 2022, April 22, 2022, May 11, 2022 and/or July 7, 2022, as applicable, as amended by the First Amendment thereto dated as of November 30, 2022 (the “First Amendment”) (such Note(s), as so amended by the First Amendment, the “Note(s)”), by PERFECT MOMENT LTD., a Delaware corporation (the “Company”), to the undersigned holder (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note(s), or if not defined therein, the Purchase Agreement (as defined below).

WHEREAS, the Company entered into one or more Securities Purchase Agreements, dated as of April 8, 2022, April 22, 2022, May 11, 2022 and/or July 7, 2022, as applicable (such Securities Purchase Agreement(s) to which the Holder is a party, collectively, the “Purchase Agreement”), with the Holder and the other Buyers set forth on the signature pages attached thereto, pursuant to which the Company issued its 8% Senior Subordinated Secured Convertible Promissory Notes to the Buyers (including the Holder);

WHEREAS, the Company and the Holder previously amended the Note(s) by the First Amendment to extend the Maturity Date thereof to December 15, 2023;

WHEREAS, Section 4.09 of the Note(s) provides that any term of the Note(s) may be amended only by an instrument in writing executed by the Company and the Holder; and

WHEREAS, the Company and the Holder desire to further extend the Maturity Date of the Note(s) as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and the Holder hereby agree as follows:

1. Maturity Date Extension. Section 1.01(a) of the Note(s) held by the Holder is hereby amended to provide that the “Maturity Date” (as defined and set forth in the Note(s)) shall be February 15, 2024, and any and all other references in the Note(s) to the “Maturity Date” or “December 15, 2023” shall be deemed to refer to the Maturity Date as amended hereby.

2. No Other Amendments. Except as expressly amended by the First Amendment and this Second Amendment, the terms and provisions of the Note(s) shall remain in full force and effect.

3. Titles and Subtitles. The titles of the sections and subsections of this Second Amendment are for convenience and reference only and are not to be considered in construing this Second Amendment.

4. Governing Law. This Second Amendment shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York without regard to the choice of law principles thereof.

5. Counterparts. This Second Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Amendment as of the date first written above.

COMPANY:

PERFECT MOMENT LTD.

By:
Name:
Title:

HOLDER (if an entity):

Name of Entity:

By:
Name:
Title:

HOLDER (if an individual):

By:
Name: